UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2014
Conn’s, Inc.
(Exact name of registrant as specified in its charter)
1-34956
(Commission File Number)

Delaware	06-1672840
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4055 Technology Forest Blvd., Suite 210
The Woodlands, Texas 77381
(Address of principal executive offices) (Zip Code)

(936) 230-5899
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 1, 2014, Conn’s, Inc. (the “Company”) announced the appointment William E. Saunders, Jr. to its Board of Directors (the “Board”), effective as of August 1, 2014, to fill one of the vacancies on the Board.

The Board determined that Mr. Saunders qualifies as an independent director under the rules of The NASDAQ Stock Market. Mr. Saunders will also serve on the Audit Committee and Nominating and Corporate Governance Committee of the Board. There are no related party transactions between the Company and Mr. Saunders that would require disclosure under Item 404(a) of Regulation S-K. Mr. Saunders was not appointed pursuant to any agreement, arrangement or other understanding between the Company and Mr. Saunders or any other person.

Mr. Saunders, 40, has served as the Chief Executive Officer of Community Choice Financial Inc., a leading retailer of alternative consumer financial services and products, since June 2008, and Chairman of its Board of Directors since May 2014, after joining the company as its Chief Financial Officer in March 2006. Prior to joining Community Choice Financial (previously CheckSmart Financial Holdings), Mr. Saunders was a Vice President for Stephens Inc., an investment bank, from 2004 to 2006 and, prior to that, was an associate at Houlihan Lokey, an investment bank, SunTrust Equitable Securities, an investment bank, and Arthur Andersen, an accounting firm. Mr. Saunders holds a B.S. in Business with Special Attainment in Accounting and Commerce from Washington & Lee University and is a certified public accountant in the State of Georgia. Mr. Saunders brings extensive investment banking, finance, management, and strategic experience to our Board.

Mr. Saunders will also receive $62,500 worth of restricted stock units (“RSUs”) under the Company’s Non-Employee Director Restricted Stock Plan, representing a prorated amount of the annual grant of restricted stock units issued to our non-employee directors. The actual number of RSUs will be based on the closing price of the Company’s common stock on August 1, 2014 and will fully vest on May 27, 2015. In addition, Mr. Saunders will receive $58,333, representing a prorated amount of the annual cash retainer payable in fiscal 2015 to each of our non-employee directors.

The Company also intends to enter into the Company’s standard form of Indemnification Agreement with Mr. Saunders.

Item 8.01 Other Events.

On August 1, 2014, the Company issued a press release announcing the appointment of Mr. Saunders to the Board. A copy of the press release is attached herewith as Exhibit 99.1.

Effective as of August 1, 2014 with the appointment of Mr. Saunders to the Board, the Board reconstituted its Audit Committee and Nominating and Corporate Governance Committee as follows:

Audit Committee            Nominating and Corporate Governance Committee

Kelly Malson (chair)            Jon Jacoby (chair)
David Schofman                Bob Martin
William Saunders                William Saunders

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Dated: August 1, 2014	By:	/s/ Brian E. Taylor
Brian E. Taylor
Vice President, Chief Financial Officer and Treasurer